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                                                                      EXHIBIT 21
                                                                      ----------

A table of the subsidiaries of TCI Pacific Communications, Inc. as of December 31, 1996, is set forth below, indicating as to each the state or the jurisdiction of incorporation or organization and the names under which such subsidiaries do business (Trade Names). Subsidiaries not included in the table are inactive or, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

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                                             STATE OR JURISDICTION
SUBSIDIARY                                      OF INCORPORATION         TRADE NAMES
                                                OR ORGANIZATION
Bay Area Interconnect [gp]                             CA                Bay Cable Advertising
                                                                         BCA
                                                                         TCI Media Services
Broadview Television Company                           WA
Cable TV of Marin, Inc.                                CA
Cable TV Puget Sound, Inc.                             WA
Channel 3 Everett, Inc.                                WA
Clear View Cable Systems, Inc.                         CA
Com-Cable TV, Inc.                                     DE

Community Telecable of Bellevue, Inc.                  WA                TCI of Washington
Community Telecable of Seattle, Inc.                   WA
Contra Costa Cable Co.                                 WA
Crockett Cable System, Inc.                            WA
Everett Cablevision, Inc.                              WA                TCI of Washington
Far-West Communications, Inc.                          OR                TCI of Oregon
H-C-G Cablevision, Inc.                                CA
Marin Cable Television, Inc.                           CA
Northwest Cable Advertising  [gp]                      NY                TV Mart
                                                                         TCI Media Services
NTT, Inc.                                              TX
Portland Cable Advertising, L.P.  [lp]                 DE
Prime Cable II Systems, Inc.                           TX
Southwestern Satellite, Inc.                           TX
TCI Bay Interconnect, Inc.                             CA
TCI of Dayton, Inc.                                    DE
TCI of Northern California, Inc.                       CA
TCI Pacific, Inc.                                      DE
TCI Telecom, Inc.                                      DE
TCI TVC, Inc.                                          CA
TCI VCI, Inc.                                          CA
Tele-Vue Systems, Inc.                                 WA                TCI of Washington
                                                                         TCI of Houston
                                                                         TCI Media Services

Television Signal Corporation                          CA

United Community Antenna System, Inc.                  WA                TCI of Washington
Vista Television, Inc.                                 WA                TCI of Washington
VSC Cable, Inc.                                        DE
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